                                                2005 Ontario Budget
                                                Investing in People
                                             Strengthening our Economy

                                                   Budget Papers

                                            The Honourable Greg Sorbara
                                                Minister of Finance

General inquiries regarding the 2005 Ontario Budget: Budget Papers should be directed to:
Ministry of Finance Information Centre
Toll-free English & French inquiries        1-800-337-7222
Teletypewriter (TTY)                        1-800-263-7776

For electronic copies of this document, visit our Web site at
www.ontariobudget.fin.gov.on.ca

Printed copies are available free from:
Publications Ontario
880 Bay Street, Toronto, Ontario         M7A 1N8
Telephone:                               (416) 326-5300
Toll-free:                               1-800-668-9938
TTY Toll-free:                           1-800-268-7095
Web site:                                www.publications.gov.on.ca

©Queen's Printer for Ontario, 2005
ISBN 0-7794-7944-0

Ce document est disponible en français sous le titre :
Budget de l'Ontario 2005 - Documents budgétaires

[LOGO]

B     ACHIEVING OUR POTENTIAL: PROGRESS TOWARDS A NEW GENERATION